Exhibit 99.1
Octave Specialty Group Reports Third Quarter 2026 Results
•Insurance Distribution Segment
◦Total revenue grew 35% to $58 million
◦Organic revenue growth equaled 23%
◦Net loss to shareholders totaled $(4.2) million, compared to $(5.4) million in 3Q25
◦Adjusted EBITDA to shareholders totaled $8.3 million, compared to $6.0 million in 3Q25
•Specialty P&C Insurance Segment ("Everspan")
◦Gross and net premiums written totaled $99 million and $26 million, up 2% and 44%, respectively
◦Net income equaled $1.3 million, compared to a net loss of $(0.1) million in 3Q25
◦Adjusted EBITDA to shareholders totaled $2.2 million, compared to less than $0.1 million in 3Q25
NEW YORK, NY, November 9, 2026, (BUSINESS WIRE) — Octave Specialty Group, Inc. (NYSE: OSG) ("Octave" or "OSG"), a global specialty insurance firm, today reported its results for the third quarter of 2026.
Claude LeBlanc, President and Chief Executive Officer of Octave, said "Octave delivered a solid third quarter, with continued growth in our Insurance Distribution business and further progress at Everspan, despite a P&C market that has become more competitive as the year has progressed. While we expect market softening to continue into 2027, we believe that our operating model was built to perform through market cycles, and Octave is well positioned to deliver sustained, profitable growth toward our long-term goals."
LeBlanc continued, "In the third quarter, we grew our Insurance Distribution revenue 35%, including organic revenue growth of 23%. This strong organic growth, well ahead of the broader industry, is consistent with our seasonally adjusted third quarter plan and reflects the strength of our purposely diversified portfolio strategy and the strong embedded value of our scaling MGA incubator. Insurance Distribution Adjusted EBITDA to shareholders was $8.3 million, compared to $6.0 million in the prior-year period.
"Everspan's results continue to reflect the repositioning of its growing programs business. During the third quarter, the combined ratio improved meaningfully from the prior-year period. Specialty P&C Insurance Adjusted EBITDA to shareholders was $2.2 million, compared to less than $0.1 million in the prior-year period. Subsequent to quarter end, Everspan entered into an agreement to sell its redundant admitted shell company, Providence Washington Insurance Company, which is expected to help simplify its operating structure and further strengthen its capital base."

Octave's Third Quarter 2026 Summary Results
	Three Months Ended September 30,			Nine Months Ended September 30,
(in thousands, except per share data)(1)	2026	2025	% Change	2026	2025	% Change
Total revenues	$85,343	$66,606	28%	$272,508	$184,319	48%
Total expenses	$98,722	$98,685	—%	$300,902	$254,479	18%
Pretax income (loss) from continuing operations	$(13,379)	$(32,079)	NM	$(28,394)	$(70,160)	NM
Provision (benefit) for income taxes from continuing operations	$(521)	$(1,241)	NM	$(517)	$(4,030)	NM
Net income (loss) from continuing operations	$(12,858)	$(30,838)	NM	$(27,877)	$(66,130)	NM
Net income (loss) from continuing operations attributable to shareholders, net of tax	$(13,797)	$(31,730)	NM	$(35,077)	$(68,422)	NM
Net income (loss) from discontinued operations	$—	$(80,890)	NM	$—	$(163,288)	NM
Net income (loss) attributable to shareholders	$(13,797)	$(112,620)	NM	$(35,077)	$(231,710)	NM
Net income (loss) from continuing operations attributable to shareholders per diluted share (3)	$(0.31)	$(0.65)	(52)%	$(0.78)	$(1.64)	(52)%
Net income (loss) attributable to shareholders per diluted share (3)	$(0.31)	$(2.33)	(87)%	$(0.78)	$(5.05)	(85)%
Non-GAAP(2)
EBITDA to shareholders	$(1,807)	$(20,075)	NM	$66	$(35,420)	NM
Adjusted EBITDA to shareholders	$3,333	$(2,856)	NM	$27,087	$(8,734)	NM
Adjusted net income (loss) attributable to shareholders	$(1,265)	$(9,957)	NM	$13,537	$(26,546)	NM
Per Share
Adjusted net income (loss) to shareholders per diluted share(2)	$(0.03)	$(0.21)	(86)%	$0.30	$(0.55)	NM

Weighted-average diluted shares outstanding	45,419	48,106	(6)%	45,371	47,862	(5)%
(1)Some financial data in this press release may not add up due to rounding
(2)See Non-GAAP Financial Data section of this press release for further information
(3)Per diluted share includes the impact of adjusting redeemable noncontrolling interests to current redemption value

Third Quarter 2026 Summary(4)
Total revenue for the third quarter of 2026 was $85.3 million, an increase of 28% compared to $66.6 million in the prior-year period. The increase was driven by 35% revenue growth in the Insurance Distribution segment, reflecting organic revenue growth of 23% and the acquisition of ArmadaCare, as well as 52% earned premium growth at Everspan.
Octave's net (loss) from continuing operations attributable to shareholders for the third quarter of 2026 improved to $(13.8) million, compared to $(31.7) million in the prior-year period. The improvement was attributable to (i) the Insurance Distribution segment, which reported a net (loss) to shareholders of $(4.2) million, compared to $(5.4) million in the prior-year period, (ii) the Specialty P&C Insurance segment, where Everspan reported net income of $1.3 million, compared to a net (loss) of $(0.1) million in the prior-year period, and (iii) a reduction in the Corporate net (loss) to $(10.8) million from $(26.3) million in the prior-year period.
Adjusted EBITDA to shareholders for the third quarter of 2026 improved to $3.3 million, compared to $(2.9) million in the prior-year period. The improvement was driven by a $2.3 million increase in Insurance Distribution Adjusted EBITDA to shareholders. In addition, the third quarter of 2026 Adjusted EBITDA to shareholders improved for Everspan and Corporate by $2.2 million and $1.8 million, respectively, from a year ago.
Adjusted net (loss) to shareholders for the third quarter of 2026 improved to $(1.3) million, compared to $(10.0) million in the prior-year period, reflecting lower interest expense, growth in the Insurance Distribution and Specialty P&C Insurance segments, and a smaller Corporate Adjusted net (loss).

(4)For definitions of each non-GAAP measure referred to above, as well as reconciliation of such non-GAAP measures to their most directly comparable GAAP measures, see "Non-GAAP Financial Measures" below.

Earnings Call and Webcast
On November 10, 2026, at 8:30am ET, Claude LeBlanc, President and Chief Executive Officer, and David Trick, Executive Vice President and Chief Financial Officer, will discuss Octave's third quarter 2026 results during a conference call. A live audio webcast of the call will be available through the Investor Relations section of Octave’s website, https://octavegroup.com/investor-relations/events-and-presentations. Participants may also listen via telephone by dialing (877) 407-9716 or (201) 493-6779.
The webcast will be archived on Octave's website. A replay of the call will be available through November 24, 2026, and can be accessed by dialing (Domestic) (844) 512-2921 or (International) (412) 317-6671; and using ID# 13762730.

Additional information is included in an operating supplement and presentations on Octave's website, www.octavegroup.com.
Results of Operations by Segment
Insurance Distribution Segment

	Three Months Ended September 30,				Nine Months Ended September 30,
($ in thousands)(1)	2026	2025		% Change	2026	2025		% Change
Premiums placed	$293,362	$245,394		20%	$1,034,562	$728,493		42%
Total revenues	$58,364	$43,222		35%	$195,308	$117,261		67%
Pretax income (loss)	$(3,640)	$(5,747)		NM	$12,299	$(18,159)		NM
Pretax income (loss) to shareholders(2)	$(4,721)	$(6,639)		NM	$4,844	$(20,451)		NM
Net income (loss)	$(3,115)	$(4,506)		NM	$12,713	$(14,237)		NM
Net income (loss) to shareholders(2)	$(4,196)	$(5,398)		NM	$5,258	$(16,529)		NM
EBITDA(4)	$11,042	$9,855		12%	$55,746	$26,640		109%
EBITDA to shareholders(2)(4)	$7,446	$5,928		26%	$39,583	$15,508		155%
Adjusted EBITDA(4)	$12,255	$9,955		23%	$60,579	$26,647		127%
Adjusted EBITDA to shareholders(2)(4)	$8,313	$5,988		39%	$43,445	$15,599		179%
Adjusted net income (loss)(4)	$7,397	$2,799		164%	$45,565	$9,147		398%
Adjusted net income (loss) to shareholders(2)(4)	$4,026	$(784)		NM	$30,676	$(1,248)		NM
Pretax income margin to shareholders(3)	(8.1)%	(15.4)%	730	bps	2.5%	(17.4)%	1990	bps
Adjusted EBITDA margin to shareholders(4),(5)	14.2%	13.9%	30	bps	22.2%	13.3%	890	bps
Organic Growth(4)	22.6%	40.0%			35.5%	26.1%
(1) Reflects segment results prior to intersegment activities eliminated in consolidation.
(2) After the impact of noncontrolling interests
(3)Represents Pretax income (loss) to shareholders divided by total revenues
(4)See Non-GAAP Financial Data section of this press release for further information
(5) Represents Adjusted EBITDA to shareholders divided by total revenues

Specialty Property & Casualty Insurance Segment

	Three Months Ended September 30,				Nine Months Ended September 30,
($ in thousands)(1)	2026	2025	% Change		2026	2025	% Change
Gross premium written	$98,842	$97,185	2%		$297,260	$280,347	6%
Net premiums written	$25,633	$17,777	44%		$81,224	$50,988	59%
Net premiums earned	$25,816	$17,027	52%		$67,566	$48,908	38%
Total revenue	$30,901	$22,774	36%		$82,603	$65,335	26%
Net income (loss)	$1,271	$(53)	NM		$(5,300)	$1,799	NM
Adjusted EBITDA to shareholders(2)	$2,214	$49	4418%		$5,589	$2,319	141%
Loss Ratio	57.1%	84.5%	(2740)	bps	70.7%	73.3%	(260)	bps
Expense Ratio	43.5%	28.4%	1510	bps	44.4%	34.1%	1030	bps
Combined Ratio	100.6%	112.9%	(1230)	bps	115.1%	107.4%	770	bps
(1) Reflects segment results prior to intersegment activities eliminated in consolidation.
(2) See Non-GAAP Financial Data section of this press release for further information

OSG Corporate (holding company only)
OSG on a standalone basis, excluding its ownership interests in its Specialty P&C Insurance and Insurance Distribution subsidiaries, had net assets of $45 million as of September 30, 2026. Assets included cash and liquid securities of $24 million and other investments of $21 million.
Consolidated Octave Specialty Group, Inc. Stockholders' Equity and Noncontrolling Interests ("NCI") Impact to EPS
Stockholders’ equity attributable to common shareholders at September 30, 2026, was $684 million, or $15.19 per share, compared to $699 million, or $15.52 per share, as of June 30, 2026. The decline was primarily a result of the total comprehensive loss attributable to common shareholders of $(18) million, partially offset by an increase in additional paid-in capital related to share-based compensation of $4 million.
Calculation of Earnings (Loss) Per Share (EPS)
Diluted net income (loss) per share is computed by dividing net income (loss) attributable to shareholders, adjusted for the direct retained earnings impacts of changes to redeemable noncontrolling interests, by the basic weighted-average shares outstanding plus all potentially dilutive common shares outstanding during the period. The following table provides a reconciliation of net income (loss) attributable to shareholders to the numerator in the diluted earnings per share calculation, together with the resulting earnings per share amounts:

	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands, except per share data)	2026	2025	2026	2025
Net income (loss) from continuing operations attributable to shareholders	$(13,797)	$(31,730)	$(35,077)	$(68,422)
Adjustment for Redeemable NCI	(244)	445	$(174)	$(10,157)
Numerator of diluted EPS	$(14,041)	$(31,285)	$(35,251)	$(78,579)
Per Share — Diluted	$(0.31)	$(0.65)	$(0.78)	$(1.64)

Net income (loss) attributable to shareholders	$(13,797)	$(112,620)	$(35,077)	$(231,710)
Adjustment for Redeemable NCI	(244)	445	(174)	(10,157)
Numerator of diluted EPS	$(14,041)	$(112,175)	$(35,251)	$(241,867)
Per Share — Diluted	$(0.31)	$(2.33)	$(0.78)	$(5.05)

WASO-Diluted	45,419	48,106	45,371	47,862

OCTAVE SPECIALTY GROUP, INC. AND SUBSIDIARIES
Consolidated Statements of Income (Loss) (Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
($ in thousands, except share data)	2026	2025	2026	2025
Revenues:
Commissions	$48,015	$36,059	$165,921	$103,152
Servicing and other fees	6,980	4,855	22,255	14,291
Net premiums earned	25,816	17,027	67,566	48,908
Program fees	3,569	3,590	10,506	10,739
Investment income	2,034	2,666	6,266	8,090
Other	(1,071)	2,408	(6)	(862)
Total revenues	85,343	66,606	272,508	184,319
Expenses:
Commissions	9,755	11,167	32,268	28,935
Losses and loss adjustment expenses	14,731	14,386	47,756	35,860
Policy acquisition costs	7,213	3,491	19,943	11,031
General and administrative	51,997	53,710	156,567	132,781
Intangible amortization and depreciation	12,314	9,746	36,792	28,663
Interest	2,712	6,185	7,576	17,209
Total expenses	98,722	98,685	300,902	254,479
Pretax income (loss) from continuing operations	(13,379)	(32,079)	(28,394)	(70,160)
Provision (benefit) for income taxes from continuing operations	(521)	(1,241)	(517)	(4,030)
Net income (loss) from continuing operations	(12,858)	(30,838)	(27,877)	(66,130)
Net income (loss) from discontinued operations	—	(80,890)	—	(163,288)
Net income (loss)	(12,858)	(111,728)	(27,877)	(229,418)
Net (gain) loss attributable to noncontrolling interest	(939)	(892)	(7,200)	(2,292)
Net income (loss) attributable to shareholders	$(13,797)	$(112,620)	$(35,077)	$(231,710)

Net income (loss) from continuing operations attributable to shareholders	$(13,797)	$(31,730)	$(35,077)	$(68,422)
Net income (loss) from discontinued operations attributable to shareholders	—	(80,890)	—	(163,288)
Net income (loss) attributable to shareholders	$(13,797)	$(112,620)	$(35,077)	$(231,710)

Net income (loss) from continuing operations per share attributable to shareholders
Basic	$(0.31)	$(0.65)	$(0.78)	$(1.64)
Diluted	$(0.31)	$(0.65)	$(0.78)	$(1.64)

Net income (loss) per share attributable to shareholders
Basic	$(0.31)	$(2.33)	$(0.78)	$(5.05)
Diluted	$(0.31)	$(2.33)	$(0.78)	$(5.05)

Weighted-average number of common shares outstanding:
Basic	45,419,403	48,106,069	45,371,409	47,862,071
Diluted	45,419,403	48,106,069	45,371,409	47,862,071

OCTAVE SPECIALTY GROUP, INC. AND SUBSIDIARIES
Consolidated Balance Sheets (Unaudited)

($ in thousands, except share data)	September 30, 2026	June 30, 2026
Assets:
Investments:
Fixed maturity securities, at fair value (amortized cost: $139,182 and $136,793)	$132,134	$134,141
Short-term investments, at fair value (amortized cost: $93,408 and $82,513)	93,408	82,513
Other investments (includes $7,913 and $7,498 at fair value)	24,531	25,015
Total investments (net of allowance for credit losses of $0 and $0)	250,073	241,669
Cash and cash equivalents (including $47,344 and $52,308 of restricted cash)	79,148	79,096
Premium receivables (net of allowance for credit losses of $500 and $500)	92,036	94,635
Commission and fees receivable	94,613	100,537
Reinsurance recoverable on paid and unpaid losses (net of allowance for credit losses of $100 and $100)	533,679	495,653
Deferred ceded premium	154,911	148,236
Policy acquisition costs	13,578	16,423
Intangible assets, less accumulated amortization	435,835	447,448
Goodwill	534,165	534,304
Other assets (net of allowance for credit losses of $350 and $350)	113,467	122,856
Total assets	$2,301,505	$2,280,857
Liabilities and Stockholders’ Equity:
Liabilities:
Unearned premiums	$209,382	$202,890
Loss and loss adjustment expense reserves	523,587	499,043
Ceded premiums payable	100,177	93,346
Deferred program fees and reinsurance commissions	7,024	6,989
Commission payable	127,052	128,231
Deferred taxes	56,097	58,855
Long-term debt	154,767	155,459
Accrued interest payable	30	27
Other liabilities	124,564	120,643
Total liabilities	1,302,680	1,265,483
Redeemable noncontrolling interest	194,516	197,529
Stockholders’ equity:
Preferred stock, par value $0.01 per share; 20,000,000 shares authorized; issued and outstanding shares—none	—	—
Common stock, par value $0.01 per share; 130,000,000 shares authorized; issued shares: 48,876,882 and 48,876,882	489	489
Additional paid-in capital	383,894	379,561
Accumulated other comprehensive income (loss)	(1,140)	3,292
Retained earnings	333,785	348,474
Treasury stock, shares at cost: 3,822,208 and 3,859,121	(32,638)	(33,063)
Total Octave Specialty Group, Inc. stockholders’ equity	684,390	698,753
Nonredeemable noncontrolling interest	119,919	119,092
Total stockholders’ equity	804,309	817,845
Total liabilities, redeemable noncontrolling interest and stockholders’ equity	$2,301,505	$2,280,857

Non-GAAP Financial Data
In addition to reporting the Company’s quarterly financial results in accordance with GAAP, the Company is reporting non-GAAP financial measures: EBITDA, Adjusted EBITDA and Adjusted EBITDA Margin, Organic Revenue Growth Rate (Insurance Distribution segment only), Adjusted Net Income and Adjusted Net Income Margin. These amounts are derived from our consolidated financial information, but are not presented in our consolidated financial results because they are not calculated in accordance with GAAP.
We present non-GAAP supplemental financial information because we believe such information is of interest to the investment community, and that it provides greater transparency and enhanced visibility into the underlying drivers and performance of our businesses on a basis that may not be otherwise apparent on a GAAP basis. We view these non-GAAP financial measures as important indicators when assessing and evaluating our performance on a segmented and consolidated basis, and they are presented to improve the comparability of our results between periods by eliminating the impact of the items that may not be representative of our core operating performance. These non-GAAP financial measures are not substitutes for the Company’s GAAP reporting, should not be viewed in isolation, and may differ from similar reporting provided by other companies, which may define non-GAAP measures differently.
The following paragraphs define each non-GAAP financial measure. A tabular reconciliation of the non-GAAP financial measure to the most comparable GAAP financial measure is also presented below.
Non-GAAP Financial Measures
Organic Revenue (Insurance Distribution Only) — Organic Revenue is defined as Insurance Distribution segment total revenue for the relevant period excluding (i) the first twelve months of revenue (e.g. commissions and fees) generated from acquisitions, (ii) revenue from divestitures and (iii) other items such as contingent commissions, profit commissions and the impact of changes in foreign exchange rates.
Organic Revenue Growth is the change in Organic Revenue period-to-period, with prior period revenue adjusted to (i) include revenue (e.g. commissions and fees) that were excluded from Organic Revenue in the prior period which reached the twelve-month owned mark in the current period, (ii) exclude revenue related to divestitures and (iii) exclude other items such as contingent commissions, profit commissions and the impact of changes in foreign exchange rates.
Total Specialty P&C Insurance Production includes gross premiums written by Octave's Specialty P&C Insurance segment and premiums placed by the Insurance Distribution segment. Specialty P&C Insurance revenues are dependent on gross premiums written, as specialty program insurance companies earn premiums based on the portion of gross premiums written retained (i.e., net premiums written) and fees on gross premiums written that are ceded to reinsurers. Insurance Distribution revenues are dependent on premium volume, as Managing General Agents/Underwriters and brokers receive commissions based on the amount of premiums placed (i.e., gross premiums written on behalf of insurance carriers) with insurance carriers.
EBITDA — EBITDA is net income (loss) from continuing operations before interest expense, income taxes, depreciation and amortization of intangible assets.
EBITDA Margin — EBITDA divided by total revenues.
Adjusted EBITDA and Adjusted EBITDA Margin — We define Adjusted EBITDA as net income (loss) from continuing operations before interest expense, income taxes, depreciation, amortization of intangible assets, change in fair value of contingent consideration and certain items of income and expense, including share-based compensation expense, acquisition and integration-related expenses, severance, and other exceptional or non-recurring items, including those related to raising capital. We believe that Adjusted EBITDA is an appropriate measure of operating performance because it eliminates the impact of income and expenses that may obfuscate business performance, and that the presentation of this measure enhances an investor's understanding of our financial performance.
Adjusted Net Income and Adjusted Net Income Margin — We define Adjusted Net Income as net income (loss) from continuing operations attributable to shareholders adjusted for amortization of intangible assets, change in fair value of contingent consideration and certain items of income and expense, including share-based compensation expense, acquisition and integration-related expenses, severance and non-recurring income and loss items that, in the opinion of management, significantly affect the period-over-period assessment of operating results, and the related tax effect of those adjustments. Per share amounts exclude any impact of revaluing noncontrolling interests as otherwise reported under GAAP earnings per share. We believe that Adjusted Net Income is an appropriate measure of operating performance because it eliminates the impact of income and expenses that may obfuscate business performance.
Results of Operations by Segment (Continued)

Three Months Ended September 30, 2026	Specialty Property & Casualty Insurance	Insurance Distribution	Corporate & Other	Eliminations	Consolidated
($ in thousands)
Gross premiums written	$98,842				$98,842
Net premiums written	25,633				25,633
Total revenues	30,901	$58,364	$(652)	$(3,270)	85,343
Total expenses	29,529	62,004	10,224	(3,035)	98,722
Pretax income (loss)	1,372	(3,640)	(10,876)	(235)	(13,379)
Provision (benefit) for income taxes	101	(525)	(97)	—	(521)
Net income (loss)	$1,271	$(3,115)	$(10,779)	$(235)	$(12,858)

Adjustments to EBITDA
Add: Interest expense	$—	$2,712	$—	—	$2,712
Add: Income tax expense	101	(525)	(97)	—	(521)
Add: Depreciation	—	342	344	—	686
Add: Intangible amortization	—	11,628	—	—	11,628
EBITDA	$1,372	$11,042	$(10,532)	$(235)	$1,647
EBITDA attributable to shareholders	$1,372	$7,446	$(10,532)	$(93)	$(1,807)

Adjustments to Adjusted EBITDA
Add: Acquisition and integration-related expenses	$—	$171	$(194)	$—	$(23)
Add: Equity-based compensation expense	342	1,042	2,472	—	3,856
Add: Severance and restructuring expense	500	—	253	—	753
Add: Other non-operating (income) losses	—	—	900	—	900
Adjusted EBITDA	$2,214	$12,255	$(7,101)	$(235)	$7,133
Adjusted EBITDA attributable to shareholders	$2,214	$8,313	$(7,101)	$(93)	$3,333

Net income (loss)	$1,271	$(3,115)	$(10,779)	$(235)	$(12,858)
Adjustments:
Add: Acquisition and integration-related expenses	—	171	(194)	—	(23)
Add: Intangible amortization	—	11,628	—	—	11,628
Add: Equity-based compensation expense	342	1,042	2,472	—	3,856
Add: Severance and restructuring expense	500	—	253	—	753
Add: Other non-operating (income) losses	—	—	900	—	900
Adjusted net income (loss) before tax adjustments and NCI	2,113	9,726	(7,348)	(235)	4,256
Income tax effects	(176)	(2,329)	213	—	(2,292)
Adjusted net income (loss) before NCI	1,937	7,397	(7,135)	(235)	1,964
Net (income) loss attributable to noncontrolling interest	—	(3,371)	—	142	(3,229)
Adjusted net income (loss) attributable to shareholders	$1,937	$4,026	$(7,135)	$(93)	$(1,265)

Net income (loss) margin	4.1%	(5.3)%	NM	NM	(15.1)%
Adjusted EBITDA Margin	7.2%	21.0%	NM	NM	8.4%
Adjusted EBITDA Margin to shareholders	7.2%	14.2%	NM	NM	3.9%
Adjusted net income (loss) to shareholders margin	6.3%	6.9%	NM	NM	(1.5)%

Three Months Ended September 30, 2025	Specialty Property & Casualty Insurance	Insurance Distribution	Corporate & Other	Eliminations	Consolidated
($ in thousands)
Gross premiums written	$97,185				$97,185
Net premiums written	17,777				17,777
Total revenues	22,774	$43,222	$610	$—	66,606
Total expenses	22,819	48,969	26,897	—	98,685
Pretax income (loss)	(45)	(5,747)	(26,287)	—	(32,079)
Provision (benefit) for income taxes	8	(1,241)	(8)	—	(1,241)
Net income (loss) from Continuing Operations	$(53)	$(4,506)	$(26,279)	$—	$(30,838)

Adjustments to EBITDA
Add: Interest expense	$—	$6,185	$—	$—	$6,185
Add: Income tax expense	8	(1,241)	(8)	—	(1,241)
Add: Depreciation	—	145	329	—	474
Add: Intangible amortization	—	9,272	—	—	9,272
EBITDA	$(45)	$9,855	$(25,958)	$—	$(16,148)
EBITDA attributable to shareholders	$(45)	$5,928	$(25,958)	$—	$(20,075)

Adjustments to Adjusted EBITDA
Add: Acquisition and integration-related expenses	$—	$—	$229	$—	$229
Add: Equity-based compensation expense	94	100	5,953	—	6,147
Add: Severance and restructuring expense	—	—	8,875	—	8,875
Add: Other non-operating (income) losses	—	—	2,008	—	2,008
Adjusted EBITDA	$49	$9,955	$(8,893)	$—	$1,111
Adjusted EBITDA attributable to shareholders	$49	$5,988	$(8,893)	$—	$(2,856)

Net income (loss) (Continuing Operations)	$(53)	$(4,506)	$(26,279)	$—	$(30,838)
Adjustments:
Add: Acquisition and integration-related expenses	—	—	229	—	229
Add: Intangible amortization	—	9,272	—	—	9,272
Add: Equity-based compensation expense	94	100	5,953	—	6,147
Add: Severance and restructuring expense	—	—	8,875	—	8,875
Add: Other non-operating (income) losses	—	—	2,008	—	2,008
Adjusted net income (loss) before tax adjustments and NCI	41	4,866	(9,214)	—	(4,307)
Income tax effects	—	(2,067)	—	—	(2,067)
Adjusted net income (loss) before NCI	41	2,799	(9,214)	—	(6,374)
Net (income) loss attributable to noncontrolling interest	—	(3,583)	—	—	(3,583)
Adjusted net income (loss) attributable to shareholders	$41	$(784)	$(9,214)	$—	$(9,957)

Net income (loss) margin	(0.2)%	(10.4)%	NM	NM	(46.3)%
Adjusted EBITDA Margin	0.2%	23.0%	NM	NM	1.7%
Adjusted EBITDA Margin to shareholders	0.2%	13.9%	NM	NM	(4.3)%
Adjusted net income (loss) to shareholders margin	0.2%	(1.8)%	NM	NM	(14.9)%

Results of Operations by Segment (Continued)

Nine Months Ended September 30, 2026	Specialty Property & Casualty Insurance	Insurance Distribution	Corporate & Other	Eliminations	Consolidated
($ in thousands)
Gross premiums written	$297,260				$297,260
Net premiums written	81,224				81,224
Total revenues	82,603	$195,308	$(75)	$(5,328)	272,508
Total expenses	88,269	183,009	34,404	(4,780)	300,902
Pretax income (loss)	(5,666)	12,299	(34,479)	(548)	(28,394)
Provision (benefit) for income taxes	(366)	(414)	263	—	(517)
Net income (loss)	$(5,300)	$12,713	$(34,742)	$(548)	$(27,877)

Adjustments to EBITDA
Add: Interest expense	$—	$7,576	$—	$—	$7,576
Add: Income tax expense	(366)	(414)	263	—	(517)
Add: Depreciation	—	987	921	—	1,908
Add: Intangible amortization	—	34,884	—	—	34,884
EBITDA	$(5,666)	$55,746	$(33,558)	$(548)	$15,974
EBITDA attributable to shareholders	$(5,666)	$39,583	$(33,558)	$(293)	$66

Adjustments to Adjusted EBITDA
Add: Acquisition and integration-related expenses	$—	$2,026	$1,558	$—	$3,584
Add: Equity-based compensation expense	1,411	2,807	8,243	—	12,461
Add: Severance and restructuring expense	1,932	—	1,121	—	3,053
Add: Other non-operating (income) losses	7,912	—	982	—	8,894
Adjusted EBITDA	$5,589	$60,579	$(21,654)	$(548)	$43,966
Adjusted EBITDA attributable to shareholders	$5,589	$43,445	$(21,654)	$(293)	$27,087

Net income (loss)	$(5,300)	$12,713	$(34,742)	$(548)	$(27,877)
Adjustments:
Add: Acquisition and integration-related expenses	—	2,026	1,558	—	3,584
Add: Intangible amortization	—	34,884	—	—	34,884
Add: Equity-based compensation expense	1,411	2,807	8,243	—	12,461
Add: Severance and restructuring expense	1,932	—	1,121	—	3,053
Add: Other non-operating (income) losses	7,912	—	982	—	8,894
Adjusted net income (loss) before tax adjustments and NCI	5,955	52,430	(22,838)	(548)	34,999
Income tax effects	(2,363)	(6,865)	2,400	—	(6,828)
Adjusted net income (loss) before NCI	3,592	45,565	(20,438)	(548)	28,171
Net (income) loss attributable to noncontrolling interest	—	(14,889)	—	255	(14,634)
Adjusted net income (loss) attributable to shareholders	$3,592	$30,676	$(20,438)	$(293)	$13,537

Net income (loss) margin	(6.4)%	6.5%	NM	NM	(10.2)%
Adjusted EBITDA Margin	6.8%	31.0%	NM	NM	16.1%
Adjusted EBITDA Margin to shareholders	6.8%	22.2%	NM	NM	9.9%
Adjusted net income (loss) to shareholders margin	4.3%	15.7%	NM	NM	5.0%

Nine Months Ended September 30, 2025	Specialty Property & Casualty Insurance	Insurance Distribution	Corporate & Other	Eliminations	Consolidated
($ in thousands)
Gross premiums written	$280,347				$280,347
Net premiums written	50,988				50,988
Total revenues	65,335	$117,261	$1,723	$—	184,319
Total expenses	63,258	135,420	55,801	—	254,479
Pretax income (loss)	2,077	(18,159)	(54,078)	—	(70,160)
Provision (benefit) for income taxes	278	(3,922)	(386)	—	(4,030)
Net income (loss) from Continuing Operations	$1,799	$(14,237)	$(53,692)	$—	$(66,130)

Adjustments to EBITDA
Add: Interest expense	$—	$17,209	$—	$—	$17,209
Add: Income tax expense	278	(3,922)	(386)	—	(4,030)
Add: Depreciation	—	343	1,073	—	1,416
Add: Intangible amortization	—	27,247	—	—	27,247
EBITDA	$2,077	$26,640	$(53,005)	$—	$(24,288)
EBITDA attributable to shareholders	$2,077	$15,508	$(53,005)	$—	$(35,420)

Adjustments to Adjusted EBITDA
Add: Acquisition and integration-related expenses	$—	$375	$1,310	$—	$1,685
Add: Equity-based compensation expense	241	167	9,422	—	9,830
Add: Severance and restructuring expense	—	60	13,612	—	13,672
Add: Other non-operating (income) losses	—	(591)	2,008	—	1,417
Adjusted EBITDA	$2,319	$26,647	$(26,652)	$—	$2,314
Adjusted EBITDA to shareholders	$2,319	$15,599	$(26,652)	$—	$(8,734)

Net income (loss) (Continuing Operations)	$1,799	$(14,237)	$(53,692)	$—	$(66,130)
Adjustments:
Add: Acquisition and integration-related expenses	—	375	1,310	—	1,685
Add: Intangible amortization	—	27,336	—	—	27,336
Add: Equity-based compensation expense	241	167	9,422	—	9,830
Add: Severance and restructuring expense	—	60	13,612	—	13,672
Add: Other non-operating (income) losses	—	(591)	2,008	—	1,417
Adjusted net income (loss) before tax adjustments and NCI	2,041	13,106	(27,339)	—	(12,192)
Income tax effects	(15)	(3,959)	15	—	(3,959)
Adjusted net income (loss) before NCI	2,026	9,147	(27,324)	—	(16,151)
Net (income) loss attributable to noncontrolling interest	—	(10,395)	—	—	(10,395)
Adjusted net income (loss) attributable to shareholders	$2,026	$(1,248)	$(27,324)	$—	$(26,546)

Net income (loss) margin	2.8%	(12.1)%	NM	NM	(35.9)%
Adjusted EBITDA Margin	3.5%	22.7%	NM	NM	1.3%
Adjusted EBITDA Margin to shareholders	3.5%	13.3%	NM	NM	(4.7)%
Adjusted net income (loss) to shareholders margin	3.1%	(1.1)%	NM	NM	(14.4)%

Organic Growth

	Three Months Ended September 30,			Nine Months Ended September 30,
($ in thousands)	2026	2025	% Growth	2026	2025	% Growth
Total Insurance Distribution revenue (1)	$58,364	$43,222	35.0%	$195,308	$117,261	66.6%
Less: Acquired revenues	(7,181)	—		(35,591)	—
Less: Profit commission and contingent commission income	(4,816)	(1,940)		(16,624)	(8,897)
Less: Impact of F.X. rates	518	(1,056)		(1,204)	2,654
Less: Other conforming adjustments (2)	—	(1,997)		—	(6,310)
Total Organic Revenue & Growth Percentage	$46,885	$38,229	22.6%	$141,889	$104,708	35.5%
(1)Total Insurance Distribution revenue includes investment income
(2)Change in accounting in 1Q26 to report an MGA contract on a net basis, normalizing the prior year for consistency.
Total Specialty P&C Insurance Production
Specialty P&C Insurance production includes gross premiums written by Octave's Specialty P&C Insurance segment and premiums placed by the Insurance Distribution segment.

	Three Months Ended September 30,			Nine Months Ended September 30,
($ in thousands)	2026	2025	% Change	2026	2025	% Change
Specialty Property & Casualty Insurance Gross Premiums Written	$98,842	$97,185	2%	$297,260	$280,347	6%
Insurance Distribution Premiums Placed (1)	281,405	245,394	15%	1,014,905	728,493	39%
Specialty P&C Insurance Production	$380,247	$342,579	11%	$1,312,165	$1,008,840	30%
(1)Excludes $11,957 and $19,657 of intersegment premiums placed with Specialty Property & Casualty Insurance during the three and nine months ended September 30, 2026, respectively.
About Octave
Octave Specialty Group, Inc. is a global specialty insurance firm that builds, buys, and scales niche insurance distribution and underwriting businesses. With a focus on operational excellence, disciplined growth, and innovation, Octave is creating a harmonized portfolio of companies that deliver exceptional performance and long-term value for shareholders. For more information, visit www.octavegroup.com.
The Amended and Restated Certificate of Incorporation of Octave contains substantial restrictions on the ability to transfer Octave’s common stock. Subject to limited exceptions, any attempted transfer of common stock shall be prohibited and void to the extent that, as a result of such transfer (or any series of transfers of which such transfer is a part), any person or group of persons shall become a holder of 5% or more of Octave’s common stock or a holder of 5% or more of Octave’s common stock increases its ownership interest.
Contact
Phil Stefano
Head of Investor Relations
(212) 208-3261
ir@octavegroup.com
Forward-Looking Statements
This press release, and any related oral statements, contain statements that may constitute “forward-looking statements” within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Words such as “estimate,” “project,” “plan,” “believe,” “anticipate,” “intend,” “planned,” “potential” and similar expressions, or future or conditional verbs such as “will,” “should,” “would,” “could,” and “may,” or the negative of those expressions or verbs, identify forward-looking statements. We caution readers that these statements are not guarantees of future performance. Forward-looking statements are not historical facts, but instead represent only our beliefs regarding future events, which may by their nature be inherently uncertain and some of which may be outside our control. These statements may relate to plans and objectives with respect to the future, among other things, which may change. We are alerting you to the possibility that our actual results may differ, possibly materially, from the expected objectives or anticipated results that may be suggested, expressed or implied by these forward-looking statements. Important factors that could cause our results to differ, possibly materially, from those indicated in the forward-looking statements include, among others, those discussed under “Risk Factors.” in our most recent SEC filed quarterly or annual report.
Any or all of management’s forward-looking statements, whether contained herein or in other publications, may prove to be incorrect and are based on management’s current belief or opinions. Octave Specialty Group’s (“OSG”) and its subsidiaries’ (collectively, “Octave” or the “Company”) actual results may differ materially from those expressed in, or implied by, these forward-looking statements, and there are no guarantees about the performance of Octave’s securities. Among events, risks, uncertainties or factors that could cause actual results to differ materially are: (1) the high degree of volatility in the price of OSG’s common stock; (2) uncertainty concerning the Company’s ability to achieve value for holders of its securities from the specialty property and casualty insurance business, the insurance distribution business, or related businesses; (3) greater than expected underwriting losses in the Company’s specialty property and casualty insurance business resulting in inadequacy of loss and loss expense reserves and the possibility that changes in reserves may result in further volatility of earnings or financial results; (4) credit risk throughout Octave’s business, including but not limited to issuers of securities in our investment portfolios, and exposures to reinsurers; (5) the Company’s level of indebtedness, including its ability to generate sufficient cash to service obligations, refinance existing debt, or obtain additional financing on acceptable terms, and the resulting impact on financial condition and operating flexibility; (6) dependence on third parties, including specialty insurance program partners, reinsurers, distribution relationships, and other service providers, and the risk of failures or disruptions in their performance; (7) inability to obtain reinsurance coverage on economic terms; (8) loss of key relationships for the production of business in our specialty property and casualty and insurance distribution businesses or the inability to secure such additional relationships to produce expected results; (9) the impact of catastrophic public health events, environmental or natural events, or political events, including as a result of global or regional conflicts; (10) restrictive covenants in agreements and instruments that impair Octave’s ability to pursue or achieve its business strategies; (11) regulatory risks, including disagreements with insurance regulators, changes in laws or regulations, and the Company’s ability to adapt to an evolving regulatory environment; (12) risks related to changes in the composition, valuation, or performance of the Company’s investment portfolio, including interest rate and foreign currency exchange rate fluctuations; (13) events or circumstances that result in the impairment of our intangible assets and/or goodwill that were recorded in connection with Octave’s acquisitions; (14) the risk of litigation, regulatory inquiries, investigations, claims or proceedings, and the risk of adverse outcomes in connection therewith; (15) system security risks, data protection breaches and cyberattacks; (16) our inability to attract and retain qualified executives, senior managers and other employees, or the loss of such personnel; (17) greater competition for our specialty property and casualty insurance business and/or our insurance distribution business; (18) loss or lowering of the AM Best rating for our property and casualty insurance company subsidiaries; (19) disintermediation within the insurance industry or greater competition from technology-based insurance solutions or non-traditional insurance markets; (20) changes in law or in the functioning of the healthcare market that impair the business model of our accident and health managing general agents; (21) failure to successfully execute business expansion initiatives, integrate acquired businesses, or realize anticipated benefits from such efforts and significant obligations under put rights granted in completed acquisitions; and (22) other risks and uncertainties that have not been identified at this time.

Source: Octave Specialty Group, Inc.